UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2015

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 West Executive Parkway, Suite 100, Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (801) 341-7900

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On May 14, 2015, the Company received a letter from The NASDAQ Stock Market (“NASDAQ”) notifying the Company of the NASDAQ’s determination that the Company had failed to comply with NASDAQ Listing Rule 5810(b) due to the fact that Kristine F. Hughes, a non-independent director, had been appointed as a member of the Company’s Governance Committee.  Prior to notification, Ms. Hughes had participated in one meeting of the Governance Committee in which no material activities were discussed or actions taken.  Ms. Hughes had already resigned from the Governance Committee by the time the Company had received the notification letter, which resignation was effective as of April 28, 2015.  In light of her resignation, NASDAQ has notified the Company that it had regained compliance with Rule 5810(b) and that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: May 15, 2015	By:	/s/ Steve Bunker
Steve Bunker, Chief Financial Officer